Exhibit 99.1

Echo Therapeutics Announces Third Quarter 2012 Financial Results

Company to Host Conference Call Today, November 8, 2012 at 9:00 AM EST

Philadelphia, PA – November 8, 2012 – Echo Therapeutics, Inc. (Nasdaq: ECTE), a company developing its needle-free Symphony® tCGM System as a non-invasive, wireless, transdermal continuous glucose monitoring system, today announced its financial results for the quarter ended September 30, 2012. Echo’s Quarterly Report on Form 10-Q, as filed with the SEC, will be available by visiting the Investors section of Echo’s website at www.echotx.com.

Recent Corporate Highlights

•
In preparation for its planned first quarter 2013 ISO audit, Echo made substantial advances towards finalizing its quality management systems.  ISO certification is a key step towards achieving compliance with European regulatory requirements.

•	Echo initiated the process of conducting clinical studies at investigational sites in Europe and the U.S. to support CE Mark and other commercialization efforts.
•	Echo hired key development, product, and clinical personnel to prepare for and accelerate its plans for Symphony’s European and U.S. regulatory clearance and commercialization.

“We had a very productive third quarter, with significant progress made towards the Company’s clinical, development and regulatory objectives needed to commercialize our Symphony system,” commented Patrick T. Mooney, M.D., Chairman and Chief Executive Officer of Echo Therapeutics.  “As we look toward 2013, we remain focused on obtaining European clearance of Symphony and its commercial launch, as well as initiating our pivotal studies to support PMA submission in the U.S.”

Third Quarter 2012 Financial Results

Echo’s net loss for the third quarter of 2012 was $4.3 million, or $0.11 per share, compared to $1.5 million, or $0.04 per share, for the third quarter of 2011.  The operating loss for the third quarter of 2012 was $3.6 million compared to $2.3 million for the third quarter of 2011.  Research and development expenses were $2.1 million for the third quarter of 2012 compared to $0.7 million for the third quarter of 2011.  The increase in research and development expenses was primarily related to increased development, regulatory and clinical expenses, as well as manufacturing preparation costs.  General and administration expenses were flat from period to period and attributable to personnel and facility costs, as well as legal and other public company expenses.

Echo reported a cash balance of approximately $1.4 million as of September 30, 2012.  In August of 2012, Echo’s financial position was augmented by a $20 million credit facility with Platinum-Montaur Life Sciences, LLC.  To date, Echo has received $3 million in cash proceeds from that facility.

Conference Call

Management will host a conference call today starting at 9:00 AM EST.  To listen in and/or participate in the call, please dial 877.317.6789 and reference the conference number 10020170.  The archived audiocast will be available for fourteen days following the call by visiting the Events section of Echo’s website at www.echotx.com.

About Echo Therapeutics

Echo Therapeutics is developing the Symphony tCGM System as a non-invasive, wireless, transdermal continuous glucose monitoring system.  Our target is patients who could benefit from glucose monitoring in the hospital setting, including critical care.  Significant opportunity also exists for patients with diabetes to use Symphony in the outpatient setting.  Echo is also developing its needle-free skin preparation component of Symphony, the Prelude® SkinPrep System, as a platform technology to enhance drug delivery of topical pharmaceuticals.

Cautionary Statement Regarding Forward Looking Statements

The statements in this press release that are not historical facts may constitute forward-looking statements that are based on current expectations and are subject to risks and uncertainties that could cause actual future results to differ materially from those expressed or implied by such statements. Those risks and uncertainties include, but are not limited to, risks related to regulatory approvals and the success of Echo's ongoing studies, including the safety and efficacy of Echo's Symphony tCGM System, the failure of future development and preliminary marketing efforts related to Echo's Symphony tCGM and Prelude SkinPrep Systems, Echo’s ability to secure additional commercial partnering arrangements, risks and uncertainties relating to Echo's and its partners’ ability to develop, market and sell diagnostic and transdermal drug delivery products based on its skin permeation platform technologies, including the Symphony tCGM and Prelude SkinPrep Systems, the availability of substantial additional equity or debt capital to support its research, development and product commercialization activities, and the success of its research, development, regulatory approval, marketing and distribution plans and strategies, including those plans and strategies related to its Symphony tCGM and Prelude SkinPrep Systems. These and other risks and uncertainties are identified and described in more detail in Echo's filings with the Securities and Exchange Commission, including, without limitation, its Annual Report on Form 10-K for the year ended December 31, 2011, its Quarterly Reports on Form 10-Q, and its Current Reports on Form 8-K. Echo undertakes no obligation to publicly update or revise any forward-looking statements.

For More Information:
Christine H. Olimpio
Director, Investor Relations and Corporate Communications
(215) 717-4104

Connect With Us:
- Visit our website at www.echotx.com
- Follow us on Twitter at www.twitter.com/echotx
- Join us on Facebook at www.facebook.com/echotx

Echo Therapeutics, Inc. Condensed Consolidated Balance Sheets
	September 30, 2012	December 31, 2011
ASSETS
Current Assets:
Cash and cash equivalents	$1,395,840	$8,995,571
Current portion of deferred financing costs	1,068,462	-
Prepaid expenses, cash restricted pursuant to letters of credit and other current assets	482,172	567,940
Total current assets	2,946,474	9,563,511
Net property and equipment (including assets under capitalized leases)	1,205,845	317,731
Other Assets:
Intangible assets, net of accumulated amortization	9,625,000	9,625,000
Deferred financing costs	3,791,329	-
Other assets	10,566	20,565
Total other assets	13,426,895	9,645,565
Total assets	$17,579,214	$19,526,807

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$1,029,488	$365,298
Deferred revenue from licensing arrangements	92,794	123,708
Derivative warrant liability	6,772,536	1,035,337
Accrued expenses and other liabilities	1,315,930	968,120
Total current liabilities	9,210,748	2,492,463
Note payable, net of discount and capital lease obligation, net of current portion	7,573	65,755
Total liabilities	9,218,321	2,558,218
Commitments
Stockholders' Equity:
Convertible preferred stock, Series C & D	30,160	30,160
Common stock	399,116	385,442
Additional paid-in capital	99,906,833	98,116,327
Common stock subscribed for but not paid for or issued	-	6,667
Accumulated deficit	(91,975,216)	(81,570,007)
Total stockholders' equity	8,360,893	16,968,589
Total liabilities and stockholders' equity	$17,579,214	$19,526,807

Condensed Consolidated Statements of Operations
	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Licensing revenue	$30,927	$(44,360)	$92,781	$198,550
Other revenue	-	-	-	145,152
Total revenues	30,927	(44,360)	92,781	343,702

Operating Expenses:
Research and development	2,139,465	695,019	5,731,417	2,557,118
Selling, general and administrative	1,508,069	1,527,317	4,702,325	3,427,582
Total operating expenses	3,647,534	2,222,336	10,433,742	5,984,700
Loss from operations	(3,616,607)	(2,266,696)	(10,340,961)	(5,640,998)

Other Income (Expense):
Interest income (expense), net	(88,488)	196	(84,257)	(9,869)
Debt financing costs	(160,000)	-	(160,000)	-
Loss on extinguishment of debt/payables	-	-	-	(1,514)
Gain (loss) on disposals of assets	-	-	(21,272)	834
Gain (loss) on revaluation of derivative warrant liability	(400,000)	893,229	201,281	(2,258,679)
Other income (expense), net	(648,488)	893,425	(64,248)	(2,269,228)
Net loss	(4,265,095)	(1,373,271)	(10,405,209)	(7,910,226)
Deemed dividend on repricing of warrants	-	(87,500)	-	(87,500)
Accretion of dividends on Convertible Perpetual Redeemable Preferred Stock	-	(49,519)	-	(142,761)
Deemed dividend on beneficial conversion feature of Series D Convertible Preferred Stock	-	-	-	(1,975,211)
Net loss applicable to common shareholders	$(4,265,095)	$(1,510,290)	$(10,405,209)	$(10,115,698)
Net loss per common share, basic and diluted	$(0.11)	$(0.04)	$(0.27)	$(0.30)
Basic and diluted weighted average common shares outstanding	39,858,876	34,295,425	39,256,372	33,620,751